________________________________________Registration No.333-

                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C.  20549
                 FORM S-8 REGISTRATION STATEMENT
                              Under
                    THE SECURITIES ACT OF 1933

            U.S. Industries, Inc. (Formerly USI, Inc.)
      (Exact name of registrant as specified in its charter)

          Delaware                                22-3568449
(State or other jurisdiction                  (I.R.S. Employer
of incorporation or organization)             Identification No.)

101 Wood Avenue South, P.O. Box 169, Iselin, New Jersey 08830-0169
(Address of Principal Executive Offices)          (Zip Code)

            USI RETIREMENT SAVINGS & INVESTMENT PLAN,

    USI CORPORATE OFFICE RETIREMENT SAVINGS & INVESTMENT PLAN,

  THE HURON RETIREMENT SAVINGS & INVESTMENT PLAN FOR EMPLOYEES
 REPRESENTED BY UAW LOCAL 213,


THE AMES GROUP RETIREMENT SAVINGS & INVESTMENT PLAN FOR EMPLOYEES
               REPRESENTED BY USAW LOCAL 7958,

               O. AMES CO. RETIREMENT SAVINGS PLAN,

                ZURN RETIREMENT SAVINGS PLAN, and

               ELJER TAX REDUCTION INVESTMENT PLAN

                    (Full title of the plans)
                        GEORGE H. MACLEAN
       Senior Vice President, General Counsel and Secretary
                      U.S. Industries, Inc.
 101 Wood Avenue South, P.O. Box 169, Iselin, New Jersey  08830-0169
             (Name and address of agent for service)
                          (732) 767-0700
  (Telephone number, including area code, of agent for service)

                  CALCULATION OF REGISTRATION FEE
Title of                    Proposed Maxi-  Proposed Maxi-
Securities                  mum Offering    mum Aggregate   Amount of
  to be      Amount to be    Price Per        Offering    Registration
Registered    Registered      Share (2)        Price           Fee
Common Stock,
par value $.01  1,089,670      $27.53         $ 30,000,000.   $ 8,850.
  per share (1)
_____________________________________________________________________
(1) In Addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

(2) Determined in accordance with Rule 457(c) based on the average of the high and low sales prices on the New York Stock Exchange on June 10, 1998.


                               PART II

         INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
     Item 3. Incorporation of Documents By Reference.

     The following documents previously filed by U.S. Industries, Inc., a Delaware corporation formerly named USI, Inc., (the "Registrant") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act") or the Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated herein by reference:

     (1) the description of the Common Stock of the Registrant contained in Registrant's Current Report filed on Form 8-K as filed with the Commission pursuant to the Exchange Act on June 10, 1998, including any amendment or report filed for the purpose of updating such description; and

     (2) the Joint Proxy Statement/Prospectus dated May 13, 1998 (except with regard to the Opinions and Consents of Weil, Gotshal & Manges LLP and Jones, Day, Reavis & Pogue and the Consents of BT Wolfensohn and Credit Suisse First Boston including any references thereto) included in the Registration Statement on Form S-4 of Registrant, as amended, (Registration No.333-47101).

     The following documents previously filed by U.S. Industries, Inc., a Delaware corporation ("USI") with the Commission pursuant to the Exchange Act are incorporated herein by reference:

     (1) the USI Annual Report on Form 10-K for the fiscal year ended September 30, 1997, as amended by a Form 10-K/A (Amendment
No.1) dated May 11, 1998;

     (2) the USI Quarterly Reports on Form 10-Q for the quarters ended (i) December 31 1997, as amended by a Form 10-Q/A (Amendment No.1) dated May 11, 1998 and (ii) March 31, 1998; and

     (3)  the USI Current Reports on Form 8-K dated December 18,
1997, February 18, 1998 and May 19, 1998.

     The following documents previously filed by Zurn Industries, Inc., a Pennsylvania corporation ("Zurn") with the Commission pursuant to the Exchange Act are incorporated herein by reference:

     (1)  the Zurn Annual Report on Form 10-K for the year ended
March 31, 1997;

     (2) the Zurn Quarterly Reports on Form 10-Q for the quarters ended June 30, 1997, September 30, 1997 and December 31, 1997; and

     (3) the Zurn Current Reports on Form 8-K/A dated April 7, 1997 and on Form 8-K dated January 30, 1998 and February 16, 1998.

     The following documents previously filed by certain of the Plans with the Commission pursuant to the Exchange Act are incorporated herein by reference:

     (1) the Annual Report of the USI Retirement Savings & Investment Plan (formerly the U.S. Industries, Inc. Retirement Savings & Investment Plan and herein renamed the USI Corporate Office Retirement Savings & Investment Plan) on Form 11-K for the year ended December 31, 1996, as filed June 27, 1997;

     (2)  the Annual Report of the O. Ames Co. Retirement Savings
Plan on Form 11-K for the year ended December 31, 1996, as filed
June 27, 1997;

     (3) the Annual Report of the Zurn Retirement Savings Plan on Form 11-K for the year ended December 31, 1997, as filed
June 11, 1997;

     (4)  the Annual Report of the Zurn/Nepco Retirement Savings
Plan (merged with and into the Zurn Retirement Savings Plan effective January 1, 1998) on Form 11-K for the year ended December 31, 1997, as filed June 11, 1997; and

     (5)  the Annual Report of the Eljer Tax Reduction Investment
Plan on Form 11-K for the year ended December 31, 1997, as filed
June 11, 1997.

     All documents filed by Registrant or the Plans pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part thereof from the date of filing such document.

     Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.





Item 6.  Indemnification of Directors and Officers.

     Registrant is incorporated in Delaware. Under Section 145 of the General Corporation Law of the State of Delaware, a Delaware corporation has the power, under specified circumstances, to indemnify its directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the Corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any action, suit or proceeding. Article XIV of Registrant's By-Laws provides for indemnification of directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware, as amended from time to time.

     Section 102(b)(7) of the General Corporation Law of the State of Delaware provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director
(i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. Article VII of Registrant's Certificate of Incorporation contains such a provision and further provides that if Delaware law is amended thereafter to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of Registrant shall be eliminated or limited to the fullest extent permitted by the Delaware law, as so amended.

     Registrant's By-Laws authorize Registrant to purchase insurance for directors, officers and employees of Registrant, and persons who serve at the request of Registrant as directors, officers, members, employees, fiduciaries or agents of other enterprises against any liability asserted against such person and incurred by such person in any capacity, or arising out of such person's status as such, whether or not Registrant would have the power or the obligation to indemnify such persons against such liability under the By-Laws. Registrant intends to maintain insurance coverage for its directors and officers under a directors and officers liability insurance policy as well as insurance coverage to reimburse Registrant for potential costs of its indemnification of directors and officers.




Item 8.   Exhibits.


 4.1      Amended and Restated Certificate of
          Incorporation of Registrant incorporated by reference to Exhibit 4.1 of Registrant's
          Registration Statement on Form S-8 pertaining to
          U.S. Industries, Inc. Restricted Stock Plan et al. as filed June 11, 1998.

4.2 Amended and Restated By-Laws of Registrant incorporated by reference to Exhibit 4.2 of Registrant's Registration Statement on Form S-8 pertaining to U.S. Industries, Inc. Restricted Stock Plan et al. as filed June 11, 1998.

4.3 Specimen form of certificate representing shares of Common Stock of Registrant incorporated by reference to Exhibit
          4.1 to Form 10 of U.S. Industries, Inc. as filed April 20,
          1995.

4.4(a)    USI Retirement Savings & Investment Plan.
4.4(b)    USI Corporate Office Retirement Savings &
          Investment Plan.

4.4(c)    The Huron Retirement Savings & Investment Plan For
          Employees Represented by UAW Local 213.

4.4(d)    The Ames Group Retirement Savings & Investment Plan For
          Employees Represented by USAW Local 7958.

4.4(e)    O. Ames Co. Retirement Savings Plan.

4.4(f)    Zurn Retirement Savings Plan.

4.4(g)    Eljer Tax Reduction Investment Plan.

5.1 Registrant undertakes to submit the Plans and any amendments thereto to the Internal Revenue
          Service ("IRS") in a timely manner and will make all changes required by the IRS in order to qualify the Plans.

23.1 Consent of Ernst & Young LLP, independent auditors, New York, New York.

23.2 Consent of Price Waterhouse LLP, independent accountants, Morristown, New Jersey.

23.3      Consent of Ernst & Young LLP, independent auditors,
Dallas, Texas.

23.4      Consent of Arthur Andersen LLP, independent accountants,
          Dallas, Texas.

23.5 Consent of Weyer, Weyer & Associates, A.C., independent auditors, Parkersburg, West Virginia.

23.6      Consent of The Pashke Group, independent auditors, Erie,
          Pennsylvania.

24.1      Power of Attorney.



Item 9.   Undertakings.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any fact or event arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement: (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs
(a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                             SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Iselin, New Jersey on June 11, 1998.


                                   U. S. Industries, Inc.
                                   (Registrant)



                                By:  /s/ George H. MacLean
                                    George H. MacLean, Senior
                                     Vice President, General
                                     Counsel and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                      Title                   Date



           *                   Chairman of the       June 11, 1998
David H. Clarke                Board and Chief
                               Executive Officer
                               (Principal Executive
                               Officer)


           *                   Director, President   June 11, 1998
John G. Raos                   and Chief Operating
                               Officer


           *                   Director, Senior Vice June 11, 1998
Frank R. Reilly                President and Chief
                               Financial Officer
                               (Principal Financial
                               Officer)


           *                   Director              June 11, 1998
Brian C. Beazer



           *                   Director              June 11, 1998
John J. McAtee, Jr.



           *                   Director              June 11, 1998
The Hon. Charles H. Price II



           *                   Director              June 11, 1998
Sir Harry Solomon




           *                   Director              June 11, 1998
Royall Victor III





           *                   Director             June 11, 1998
Mark Vorder Bruegge




           *                   Director             June 11, 1998
Robert R. Womack




           *                   Director             June 11, 1998
William E. Butler




           *                   Vice President-      June 11, 1998
James O'Leary                  Corporate Controller
                               (Principal Accounting
                               Officer)




* By  /s/ George H. MacLean                         June 11, 1998
      George H. MacLean
      Attorney-in-fact

     Pursuant to the requirements of the Securities Act of 1933, the Benefits Administration Committee has duly caused this Registration Statement to be signed on behalf of the Plans by the undersigned, thereunto duly authorized, in the City of Iselin, and State of New Jersey on June 11, 1998.

                    USI RETIREMENT SAVINGS & INVESTMENT PLAN,

                    USI CORPORATE OFFICE RETIREMENT SAVINGS & INVESTMENT
                    PLAN,

                    THE HURON RETIREMENT SAVINGS & INVESTMENT PLAN FOR EMPLOYEES REPRESENTED BY UAW LOCAL 213,

                    THE AMES GROUP RETIREMENT SAVINGS & INVESTMENT PLAN FOR EMPLOYEES REPRESENTED BY USAW LOCAL 7958,

                    O. AMES CO. RETIREMENT SAVINGS PLAN,

                    ZURN RETIREMENT SAVINGS PLAN, and

                    ELJER TAX REDUCTION INVESTMENT PLAN




                               By:  /s/ Dorothy E. Sander
                                   Name:  Dorothy E. Sander
                                   Title:  Committee Member

                              EXHIBIT INDEX
Exhibit
  No.


 4.1 Amended and Restated Certificate of Incorporation of Registrant incorporated by reference to Exhibit 4.1 of Registrant's Registration Statement on Form S-8 pertaining to U.S. Industries, Inc. Restricted Stock Plan et al. as filed June 11, 1998.

4.2 Amended and Restated By-Laws of Registrant incorporated by reference to Exhibit 4.2 of Registrant's Registration Statement on Form S-8 pertaining to U.S. Industries, Inc. Restricted Stock Plan et al. as filed June 11, 1998.

4.3 Specimen form of certificate representing shares of Common Stock of Registrant incorporated by reference to Exhibit 4.1 to Form 10 of U.S. Industries, Inc. as filed April 20, 1995.

4.4(a)    USI Retirement Savings & Investment Plan.

4.4(b)    USI Corporate Office Retirement Savings & Investment
          Plan.

4.4(c) The Huron Retirement Savings & Investment Plan For Employees Represented by UAW Local 213.

4.4(d)    The Ames Group Retirement Savings & Investment Plan For
          Employees Represented by USAW Local 7958.

4.4(e)    O. Ames Co. Retirement Savings Plan.

4.4(f)    Zurn Retirement Savings Plan.

4.4(g)    Eljer Tax Reduction Investment Plan.

5.1 Registrant undertakes to submit the Plans and any amendments thereto to the Internal Revenue Service ("IRS") in a timely manner and will make all changes required by the IRS in order to qualify the Plans.

23.1      Consent of Ernst & Young LLP, independent auditors,
          New York, New York.

23.2 Consent of Price Waterhouse LLP, independent accountants, Morristown, New Jersey.

23.3      Consent of Ernst & Young LLP, independent auditors,
          Dallas, Texas.

23.4      Consent of Arthur Andersen LLP, independent accountants,
          Dallas, Texas.

23.5 Consent of Weyer, Weyer & Associates, A.C., independent auditors, Parkersburg, West Virginia.

23.6      Consent of The Pashke Group, independent auditors, Erie,
          Pennsylvania.

24.1      Power of Attorney.